Exhibit 5.1

April 9, 2004	Main (858) 450-8400 Fax (858) 450-8499

Neurobiological Technologies Inc.

3260 Blume Drive, Suite 500

Richmond, CA 94806

Re:	Registration Statement on Form S-3 for 4,640,480 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Neurobiological Technologies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 30, 2004 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”) 3,880,000 shares of the Company’s Common Stock for resale (the “Shares”) and 760,480 shares of the Company’s Common Stock issuable upon exercise of Common Stock Warrants issued by the Company on March 1, 2004 (the “Warrants,” and the shares of Common Stock issuable upon exercise of the warrants) (the “Warrant Shares”) for resale.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Act.

We have reviewed the Company’s organizational documents, the Warrants and the corporate proceedings taken by the Company in connection with the original issuance of the Shares and the Warrants and the future issuance of the Warrant Shares. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, we are of the opinion that (i) the Shares have been duly authorized, (ii) the Shares that are currently outstanding are legally issued, fully paid and non-assessable, and (iii) the Warrant Shares have been duly authorized and if, as and when issued upon exercise of the Warrants in accordance with the Warrants’ terms will be legally issued, fully paid and non-assessable.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Heller Ehrman White & McAuliffe LLP    4350 La Jolla Village Drive, 7th Floor    San Diego, CA  92122-1246    www.hewm.com

San Francisco Silicon Valley Los Angeles San Diego Seattle Portland Anchorage New York Washington D.C. Madison, WI

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Neurobiological Technologies Inc. April 9, 2004 Page 2

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrants, the Shares or the Warrant Shares.

Very truly yours,

/s/    Heller Ehrman White & McAuliffe LLP